EXHIBIT 10.11
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                              EMPLOYMENT AGREEMENT
                              --------------------

     Bridgeline Software, Inc., a Delaware corporation (the "EMPLOYER" or the "COMPANY") and Erez M. Katz (the "EMPLOYEE"), in consideration of the mutual promises made herein, agree as follows:

                                    ARTICLE 1
                               TERM OF EMPLOYMENT
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SECTION 1.1     SPECIFIED PERIOD. Employer hereby employs Employee, and Employee hereby accepts employment with Employer for the term beginning the date executed hereunder (the "COMMENCEMENT DATE"), and continuing for one year from the Commencement Date, which term shall automatically renew for successive periods of one (1) year each unless either party gives written notice to the other party of its intention not to renew this Agreement not less than sixty (60) days prior to the end of the applicable year. The provisions of Sections 2.3, 2.4, 2.5 and
2.6 of this Agreement shall continue in force so long as the Employee remains employed by the Employer or any Affiliate of the Employer, whether under this Agreement or not, and whether as a consultant or not, and shall survive any termination of employment under this Agreement for the periods specified therein, all as is more specifically provided in Section 7.10. Once this Employment Agreement terminates then, if the Employee continues employment, the Employee shall become an employee at will.

SECTION 1.2 EMPLOYMENT TERM DEFINED. As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Employer hereunder.

                                    ARTICLE 2
                       DUTIES AND OBLIGATIONS OF EMPLOYEE
                       ----------------------------------

SECTION 2.1 GENERAL DUTIES. Employee shall serve as Executive Vice President and General Manager for the Atlanta Business Unit (as defined below) of the Employer and shall report directly to an executive officer of the Employer. In such capacity, Employee shall do and perform all services, acts or things consistent within the scope of his employment and with the Employee's skill and expertise in accordance with the instructions of and policies set by Employer's Chief Executive Officer, or the Board of Directors. Employee shall perform such services at 5555 Triangle Parkway, Suite 250, Norcross, Georgia 30092 and at 11440 Commerce Park Drive, Suite 102, Reston, Virgina 20191 or at such other location within thirty (30) miles of either of said addresses as may be designated by Employer. The Employee shall be available to make business trips both within and outside the United States for the purpose of meeting with and consulting with other members of the Employer's management, as well as with present and proposed customers and parties with whom the Employer does business, all on such reasonable terms, bearing in mind the position of the Employee. For purposes hereof, "Atlanta Business Unit" shall mean the business operations formerly of the Seller based in Atlanta, Georgia and Reston, Virginia, which includes revenues generated from the sale and licensing of software solutions, web application development and hosting services that are developed and delivered by the Atlanta Business Unit.
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SECTION 2.2     DEVOTION TO EMPLOYER'S BUSINESS.

                (a) Employee shall devote his best efforts and entire productive time, ability and attention to diligently promote and improve the business of Employer during the Term.

                (b) Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Employer's President & CEO. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those private business affairs do not materially interfere with the services required under this Agreement.

SECTION 2.3     CONFIDENTIAL INFORMATION; TANGIBLE PROPERTY; COMPETITIVE
ACTIVITIES.

                (a) Employee shall hold in confidence and not use or disclose to any person or entity without the express written authorization of Employer, either during the employment term or any time thereafter, secret or confidential information of Employer, as well as secret or confidential information and materials received in confidence from third parties with whom Employer has a business relationship by Employee or Employer. If any confidential information described below is sought by legal process, Employee will promptly notify Employer and will cooperate with Employer in preserving its confidentiality in connection with any legal proceeding.

                The parties hereto hereby stipulate that, to the extent it is not known publicly, the information described in this Section (herein referred to as "Confidential Information") is important, material and has independent economic value (actual or potential) from not being generally known to others who could obtain economic value from its disclosure or use and that any breach of any terms of this Section 2.3 is a material breach of this Agreement: (i) the names, buying habits and practices of Employer's customers; (ii) Employer's sales and marketing strategy and methods and related data; (iii) the names of Employer's vendors and suppliers; (iv) cost of materials/services; (v) the prices Employer obtains or has obtained or for which it sells or has sold its products or services; (vi) development costs; (vii) compensation paid to employees or other terms of employment; (viii) Employer's past and projected sales volumes; (ix) confidential information relating to actual products, proposed products or enhancements of existing products, including, but not limited to, source code, programming instructions, engineering methods and techniques relating to such actual or proposed products (or enhancements thereof), logic diagrams, algorithms, development environment, software methodologies, and technical specifications for the Employer's web design and content management software. Confidential Information shall also include all information which the Employee should reasonably understand is secret or confidential information, provided the same is clearly designated as confidential by marking or stamping "Confidential" or similar words on the cover of such information, or by orally communicating such confidentiality and confirming such confidentiality in a later written communication. Confidential Information shall also include all information which the Employee should reasonably understand is secret or confidential information, if the Employee has participated in or otherwise been involved with the development, analysis, invention or origination of such Confidential Information belonging to the Employer, including, without

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limitation, methods, know-how, formula, customer and supplier lists, personnel and financial data, business plans, as well as product information, product plans and product strategies. Notwithstanding the foregoing, "Confidential Information" does not include any information which (A) is now available to the public or which becomes available to the public, (B) is or becomes available to the Employee from a source other than the Employer and such disclosure is not a breach of a confidentiality agreement with the Employer, or (C) is required to be disclosed by any government agency or in connection with a court proceeding.

                All Confidential Information, as well as all software code, methodologies, models, samples, tools, machinery, equipment, notes, books, correspondence, drawings and other written, graphical or electromagnetic records relating to any of the products of Employer or relating to any of the Confidential Information of Employer which Employee shall prepare, use, construct, observe, possess, or control shall be and shall remain the sole property of Employer and shall be returned by Employee upon termination of employment.

                (b) During his employment hereunder and for twelve (12) months thereafter, Employee shall not, directly or indirectly, without the consent of the Employer: (i) invest (except for the ownership of less than 3% of the capital stock of a publicly held company), or hold a directorship or other position of authority in any of the Employer's Direct Competitors ("DIRECT COMPETITORS" defined as: any person or entity, or a department or division of an entity, whereby more than 25% of the person's or entity's total revenues are derived from Competitive Services ("COMPETITIVE SERVICES" being defined as design and development for third parties of: Internet, Intranet and Extranet web applications, content management or document management software, flash or rich media development, usability engineering, e-commerce and e-learning applications, search engine optimization solutions and Web hosting and managed services), (ii) undertake preparation of or planning for an organization or offering of Competitive Services, (iii) combine or collaborate with other employees or representatives of the Employer or any third party for the purpose of organizing, engaging in, or offering Competitive Services, or (iv) be employed by, serve as a consultant to or otherwise provide services to (whether as principal, partner, shareholder, member, officer, director, stockholder, agent, joint venturer, creditor, investor or in any other capacity), or participate in the management of a Direct Competitor or participate in any other business that the Employer may be engaged or has fixed, written plans to undertake at the date of the termination of this Agreement.

                (c) During his employment hereunder and for twelve (12) months thereafter, Employee shall not, directly or indirectly, without the consent of the Employer: contact, recruit, solicit, induce or employ, or attempt to contact, recruit, solicit, induce or employ, any employee, consultant, agent, director or officer of the Employer to terminate his employment with, or otherwise cease any relationship with, the Employer; or contact, solicit, divert, take away or accept business from, or attempt to contact, solicit, divert or take away, any clients, customers or accounts of the Employer, or any of the Employer's business with such clients, customers or accounts which were, directly or indirectly, contacted, solicited or served by Employee, or were directly or indirectly under his responsibility, while Employee was employed by the Company, or the identity of which Employee became aware during the term of his employment.

As used in this agreement the term "client," "customer," or "accounts" shall include: (i) any person or entity that is a client, customer or account of the Employer on the date hereof or

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becomes a client, customer or account of the Employer during the covered period;
(ii) any person or entity that was a client, customer or account of the Employer at anytime during the two-year period preceding the date of Employee's termination; and (iii) any prospective client, customer or account to whom the Employer has made a client-specific bona fide proposal or presentation (or similar offering of services) within a period of 180 days preceding the date of the termination of Employee's employment.

                (d) The covenants of this Section 2.3 shall be construed as separate covenants covering their subject matter in each of the separate states in the United States in which Employer (or its Affiliates) transacts its business. If at any time the foregoing provisions shall be deemed to be invalid or unenforceable or are prohibited by the laws of the state or place where they are to be enforced, by reason of being vague or unreasonable as to duration or place of performance, this Section shall be considered divisible and shall become and be immediately amended to include only such time and such area as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement; and the Employer and the Employee expressly agree that this Section, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

                (e) The Employee represents and warrants that Employee is free to enter into this Agreement and to perform each of the terms and covenants contained herein, and that doing so will not violate the terms or conditions of any agreement between Employee and any third party.

                (f) Nothing in this Section 2.3 shall restrict the Employee from providing Competitive Services to any organization, including but not limited to a Direct Competitor, as an employee of or consultant to such organization in the event Employee's employment by Employer is terminated without cause or for good reason in accordance with the terms of Section 5.4 hereof.


SECTION 2.4     INVENTIONS AND ORIGINAL WORKS.

                (a) Subject to Section 2.4(b) below, the Employee agrees that he will promptly make full written disclosure to Employer, will hold in trust for the sole right and benefit of Employer, and hereby assigns to Employer all of his right, title and interest in and to any and all inventions (and patent rights with respect thereto), original works of authorship (including all copyrights with respect thereto), developments, improvements or trade secrets which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, while performing his duties under this Agreement.

                Employee acknowledges that all original works of authorship relating to the business of Employer which are made by him (solely or jointly with others) within the scope of his duties under this Agreement and which are protectable by copyrights are "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101), and that Employee is an employee as defined under that Act. Employee further agrees from time to time to execute written transfers to Employer of ownership of specific original works of authorship (and all copyrights therein) made by Employee (solely or jointly with others) which

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may, despite the preceding sentence, be deemed by a court of law not to be
"works made for hire" in such form as is acceptable to Employer in its reasonable discretion.

                (b) The parties agree that the "business of the Employer" for the purposes of this Section 2.4 is the business of INTERNET, INTRANET AND EXTRANET WEB APPLICATIONS, CONTENT MANAGEMENT OR DOCUMENT MANAGEMENT SOFTWARE, FLASH OR RICH MEDIA DEVELOPMENT, USABILITY ENGINEERING, E-COMMERCE AND E-LEARNING APPLICATIONS, SEARCH ENGINE OPTIMIZATION SOLUTIONS AND WEB HOSTING AND MANAGED SERVICES. Employee shall provide to Employer, and attach hereto as
Exhibit 2.4(b), a list identifying and describing in reasonable detail all inventions (and patent rights with respect thereto), original works of authorship (including all copyrights with respect thereto), developments, improvements, concepts or trade secrets which Employee has solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice to date, and other intellectual property of the Employee. For the avoidance of doubt, Employee will identify on Exhibit 2.4(b) with sufficient detail any intellectual property belonging to the Employee prior to the date hereof, including that related to the business of the Employer (collectively the "Employee's Personal Intellectual Property"). Employer acknowledges and agrees that the provisions of Section 2.4(a) shall not apply to Employee's Personal Intellectual Property or to any inventions (and patent rights with respect thereto), original works of authorship (including all copyrights with respect thereto), developments, improvements, concepts or trade secrets conceived of or developed by Employee during the term of this Agreement that is not Employer Intellectual Property (as defined in Section 4.15 of the Agreement and Plan of Merger among Employer, Employee and Objectware (the "Merger Agreement").

SECTION 2.5 MAINTENANCE OF RECORDS. Except with respect to the Intellectual Property for which the Employer has no rights, Employee agrees to keep and maintain reasonable written records of all inventions, original works of authorship, trade secrets developed or made by him (solely or jointly with others) during the employment term. Employee also agrees to make and maintain adequate and reasonable written records customarily maintained by corporate managers, including, without limitation, lists and telephone numbers of persons and companies he has contacted during his engagement by the Employer. Immediately upon the Employer's request and promptly upon termination of the Employee's engagement with the Employer, the Employee shall deliver to the Employer all written records as described in this Section, together with all memoranda, notes, records, reports, photographs, drawings, plans, papers, computer storage media, Confidential Information or other documents made or compiled by the Employee or made available to the Employee during the course of his engagement by the Employer, and any copies or abstracts thereof, whether or not of a secret or confidential nature, and all of such records, memoranda or other documents shall, during and after the engagement of the Employee by the Employer, be and shall be deemed to be the property of the Employer.

SECTION 2.6 OBTAINING LETTERS PATENT AND COPYRIGHT REGISTRATION. During the employment term hereunder, Employee agrees to assist Employer, at Employer's expense, to obtain United States or foreign letters patent, and copyright registrations (as well as any transfers of ownership thereof) covering inventions and original works of authorship assigned hereunder to Employer. Such obligation shall continue beyond the termination of this Agreement for a reasonable period of time not to exceed one (1) year subject to Employer's obligation to compensate Employee at such rates as may be mutually agreed upon by the Employer and Employee at the time, but not exceeding the annualized rate provided for in Section 4.1 of this Agreement, and reimbursement

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to Employee of all expenses incurred.

                If Employer is unable for any reason whatsoever, including Employee's mental or physical incapacity to secure Employee's signature to apply for or to pursue any application for any United States of foreign letters, patent or copyright registrations (or any document transferring ownership thereof) covering inventions or original works or authorship assigned to Employer under this Agreement, Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as Employee's agent and attorney-in-fact to act for and in his behalf and stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations or transfers thereof with the same legal force and effect as if executed by Employee. This appointment is coupled with an interest in and to the inventions and works of authorship and shall survive Employee's death or disability. Employee hereby waives and quitclaims to Employer any and all claims of any nature whatsoever which Employee now or may hereafter have against third parties for infringement of any patents or copyrights resulting from or relating to any such application for letters, patent or copyright registrations assigned hereunder to Employer.

                                    ARTICLE 3
                            COMPENSATION OF EMPLOYEE
                            ------------------------

SECTION 3.1 ANNUAL SALARY. As compensation for his services hereunder, Employee shall be paid a salary at the rate of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) per year from the Commencement Date ("Base Salary"). Base Salary shall be paid in equal installments not less frequently than twice each month.

SECTION 3.2 ANNUAL BONUS. The Employee shall be eligible to be paid an annual bonus (the "Bonus") of up to $100,000, earned and payable quarterly in accordance with the terms set forth on Exhibit 3.2 attached hereto. Exhibit 3.2 shall be amended on an annual basis by mutual agreement of the Employer and the Employee based on the Atlanta Business Unit's annual operating plan as approved by Employer's Chief Executive Officer. Notwithstanding anything in this Section
3.2 or Exhibit 3.2 to the contrary, Employer shall pay the two quarterly Bonus payments of $25,000 each for the first two completed calendar quarters after the Commencement Date irrespective of whether the operating objectives set forth on
Exhibit 3.2 are achieved for such quarters. In addition to the Bonus payments set forth in Exhibit 3.2, the Employer agrees to pay to the Employee the pro rated portion of $8,333 per month beginning on the Commencement Date for the months of November and December 2006. The Base Salary and Bonus of Employee shall be reviewed annually and may be increased from time to time by Employer to reflect the Employee's performance.

SECTION 3.3 TAX WITHHOLDING. Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and social security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future, for which withholding is required by law.

SECTION 3.4 INCENTIVE STOCK OPTIONS. The Employer may, at the Employer's sole discretion, issue Incentive Stock Options to the Employee. All stock options granted to the Employee shall

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be subject to a stock option agreement, a stock option plan and such other restrictions as are generally applicable to stock options issued to employees of the Employer, as each may be amended from time to time.

                                    ARTICLE 4
                                EMPLOYEE BENEFITS
                                -----------------

SECTION 4.1 ANNUAL VACATION. Employee shall be entitled to twenty (20) business days of paid vacation during each year of this Agreement. Employee may be absent from his employment for vacation at such times as are reasonably approved by the Employer's President and CEO. Unused vacation shall not be carried over into the next year.

SECTION 4.2 BENEFITS. Employee shall be eligible to participate in any and all benefit plans provided by Employer, including health, disability and life insurance coverage, as are provided to other Executive Vice Presidents and General Managers of Employer.

SECTION 4.3 BUSINESS EXPENSES. Employer shall reimburse Employee for all appropriate expenses for travel and entertainment by Employee for legitimate business purposes, provided that they are approved in writing by the person to whom the Employee reports, and provided that Employee furnishes to Employer adequate records and documentary evidence for the substantiation of each such expenditure, as required by the Internal Revenue Code of 1986, as amended.

                                    ARTICLE 5
                            TERMINATION OF EMPLOYMENT
                            -------------------------

SECTION 5.1 TERMINATION. Employee's employment hereunder may be terminated by Employee or Employer as herein provided, without further obligation or liability, except as expressly provided in this Agreement.

SECTION 5.2 RESIGNATION, RETIREMENT, DEATH OR DISABILITY. Employee's employment hereunder shall be terminated at any time by Employee's resignation, or by Employee's retirement, death, or his inability to perform the essential functions of his position under this Agreement, with or without reasonable accommodation, for a total of ninety (90) days or more in any continuous two hundred (200) day period because of a substantial physical or mental impairment ("Disability"). Employer shall not be liable for the payment of Base Salary or Bonus (other than for accrued Base Salary or Bonus payments) during any period of Disability, though benefits shall continue to accrue.

SECTION 5.3 TERMINATION FOR CAUSE. Employee's employment hereunder may be terminated for Cause. "Cause" is conduct, as determined in good faith by the Chief Executive Officer or the Board of Directors of Employer involving one or more of the following: (i) gross misconduct by the Employee; or (ii) the willful disregard of the rules or policies of the Company; or (iii) the material violation of any noncompetition or nonsolicitation covenant with, or assignment of inventions obligation to, the Company; or (iv) the conviction of the Employee of a felony; or (v) the commission of an act of embezzlement, fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (vi) engaging in an act, omission or pattern of behavior which, in the reasonable opinion of the Company, impugns the reputation of the

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Company or which creates an environment materially non-conducive to the growth and development of the Company, provided the Company provides written notice to the Employee that such act, omission or pattern of behavior may be the basis for termination and the Employee engages in similar acts, omissions or behavior after receipt of such notice, or (vi) the generation of net operating losses (as defined in accordance with generally accepted accounting principles) by the Atlanta Business Unit for three (3) consecutive quarters and the underperformance of the Atlanta Business Unit to a majority of Employer's other business units (as measured by operating income) during such consecutive three
(3) quarter period; or (vii) the failure of the Employee to perform in a material respect his employment obligations as set forth in this Agreement without proper cause and the continuation thereof during a period of 30 days within which Employee is given an opportunity to commence rehabilitation with respect thereto, after delivery to Employee of written notice from the Employer specifying in reasonable detail the nature of such failure. In making such determination, the Chief Executive Officer or the Board of Directors shall act in good faith. For purposes of this Section, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer.

SECTION 5.4 TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD REASON. Employee's employment hereunder may be terminated without Cause upon ten (10) business days' notice for any reason. Employee's employment may be terminated by Employee at any time for Good Reason.

                For purposes of this Agreement, "Good Reason" shall mean:

                (a) failure of the Employer to continue Employee in the position of Executive Vice President and General Manager for the Atlanta Business Unit of the Employer; (b) material diminution in the nature or scope of the Employee's responsibilities, duties or authority (provided, however, any general diminution of the business of the Employer shall not constitute "Good Reason"); (c) material failure of the Employer to provide the Employee the compensation and benefits in accordance with the terms of Articles 3 and 4 hereof; (d) change in reporting structure such that Employee reports to any person other than an executive officer of Employer; or (e) the requirement by the Employer that Employee relocate his principal place of employment to a location more than thirty (30) miles from Norcross, Georgia.

SECTION 5.5 EXPIRATION. Employee's employment hereunder shall be terminated upon expiration of the Initial Term or any Succeeding Term as provided in Sections 1.1 and 1.2, unless the parties agree that the Employee's employment shall become "at will."

SECTION 5.6 NOTICE OF TERMINATION. Any termination of the Employee's employment by the Employer or by the Employee (other than termination by reason of resignation, retirement, or death), shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall include the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

SECTION 5.7 DATE OF TERMINATION. The "Date of Termination" shall be: (a) if the Employee's

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employment is terminated by his death, the date of her death; (b) if the
Employee's employment is terminated by reason of Employee's disability, thirty
(30) days after Notice of Termination is given; (c) if the Employee's employment is terminated for Cause, the date the Notice of Termination is given or after if so specified in such Notice of Termination (including but not limited to the end of any cure period as specified in Section 5.3(vii) hereof); (d) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given.

                                    ARTICLE 6
                      PAYMENTS TO EMPLOYEE UPON TERMINATION
                      -------------------------------------

SECTION 6.1 DEATH, DISABILITY OR RETIREMENT. In the event of Employee's retirement, death or Disability, all benefits generally available to Employer's employees as of the date of such an event shall be payable to Employee or Employee's estate, in accordance with the terms of any plan, contract, understanding or arrangement forming the basis for such payment, and in any case specifically including any and all accrued Base Salary and Bonus. Employee shall be entitled to such other payments as might arise from any other plan, contract, understanding or arrangement between Employee or Employer at the time of any such event.

SECTION 6.2 TERMINATION FOR CAUSE OR RESIGNATION. In the event Employee is terminated by Employer for Cause or Employee resigns (other than a Termination by Employee for Good Reason), neither Employer nor any affiliate shall have any further obligation to Employee under this Agreement, except for payment to Employee of any and all accrued Base Salary and Bonus, provision of COBRA health care continuation and otherwise as may be expressly required by law. No such termination of Employee's employment for Cause or upon Employee's resignation shall affect Employee's right to receive earn-out payments pursuant to the Merger Agreement.

SECTION 6.3 TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD REASON. Subject to other provisions in this Article 6 to the contrary, upon the occurrence of a termination without Cause by Employer or a Termination for Good Reason by Employee, Employer shall:

                (a) Pay to Employee any and all accrued Base Salary, vacation and Bonus (and, for removal of doubt, any such Bonus for a fiscal quarter that has been completed at the time of Employee's termination of employment shall be deemed to be accrued for purposes of all sections of this Article 6, regardless of whether the amount of such Bonus has been determined or payment been made as of the date of termination of employment);

                (b)(i) In the event such termination occurs at any time prior to the completion of three years following the Commencement Date, pay to Employee, or in the event of Employee's subsequent death, to Employee's surviving spouse, or if none, to Employee's estate, as severance pay, $750,000; or (ii) in the event such termination occurs at any time after the completion of three years following the Commencement Date, pay to Employee, or in the event of Employee's subsequent death, to Employee's surviving spouse, or if none, to Employee's estate, as severance pay, the monthly rate of Base Salary payable under this Agreement for a period of one year plus an amount equal to the aggregate quarterly Bonus payments paid to Employee during the four (4) calendar quarters prior to the Date of Termination;

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                (c) Cause any stock options issued to Employee which have not lapsed and which are not otherwise exercisable to be accelerated so as to immediately be exercisable by Employee, and if not otherwise provided in the applicable option grant, extend the exercise period with respect to such options to a date that is ninety (90) days following the Date of Termination;

                (d)Pay the Employer's portion of the COBRA health insurance continuation premium in the same amount Employer contributed for Employee's health insurance as of the date of Employee's termination through the remaining period of months of the Initial Term or Succeeding Term but in no event fewer than six (6) months and thereafter provide COBRA health care continuation at Employee's cost (provided that the Employee makes the required premium contributions); provided, however, that Employer's obligation to contribute its portion of the COBRA insurance premium will cease immediately in the event Employee becomes employed following termination. Employee agrees to notify Employer immediately regarding such new employment; and

                (e)Provide to Employee such other payments or benefits as may be expressly required by law.

                                    ARTICLE 7
                               GENERAL PROVISIONS
                               ------------------

SECTION 7.1 NOTICES. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, first class, postage prepaid, or by electronic facsimile or email transmission (with verification of receipt). Mailed notices shall be addressed to the parties at their respective addresses set forth herein. Each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt. Mailed notices shall be deemed communicated as of one day after the date of mailing.

SECTION 7.2 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement or any of the transactions contemplated hereby, shall be brought against any of the parties in the courts of the Commonwealth of Massachusetts, and each of the parties irrevocably submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, waives any objection to venue laid therein, agrees that all claims in respect of any action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

SECTION 7.3 ATTORNEY'S FEES AND COSTS. If either party commences any action at law or in equity against the other to enforce the terms of this Agreement and prevails in such action, the losing party shall reimburse the prevailing party its reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such prevailing party may be entitled. This provision shall be construed as applicable to the entire contract.

SECTION 7.4 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter contained herein and contains all of the covenants and agreements between the parties with respect to that subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

SECTION 7.5 MODIFICATION. Any modification of this Agreement will be effective only if it is in writing and signed by the Employee and properly authorized by Employer's Board of Directors and signed by an officer of Employer.

SECTION 7.6 EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

SECTION 7.7 PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

SECTION 7.8 ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of them; provided, however, that the Employee shall not, during the continuance of this Agreement, assign this Agreement without the previous written consent of the Employer, and provided, further, that nothing contained in this Agreement shall restrict or limit the Employer in any manner whatsoever from assigning any or all of its rights, benefits or obligations under this Agreement to any successor corporation or entity or to any affiliate of the Employer without the necessity of obtaining the consent of the Employee. "Affiliate" as used throughout this Agreement means any person or entity which directly or indirectly controls, or is controlled by, or is under common control with, the Employer.

SECTION 7.9 SPECIFIC PERFORMANCE. If there is any violation of the Employee's obligations herein contained, the Employer, or any of its Affiliates, shall have the right to specific performance in addition to any other remedy which may be available at law or at equity.

SECTION 7.10 SURVIVAL OF SECTIONS. The provisions of Sections 2.3, 2.4, 2.5 and 2.6 shall continue in force so long as the Employee remains employed by the Employer or any Affiliate of the Employer, whether under this Agreement or not, and whether as a consultant or not, and shall survive any termination of employment under this Agreement for the periods specified therein. Notwithstanding the foregoing, the provision of Sections 2.5 shall survive for only three years following any termination of employment under this Agreement.

SECTION 7.11 INJUNCTIVE RELIEF/ACKNOWLEDGEMENT. Employee understands and acknowledges that the Employer's proprietary information, inventions and good will are of a special, unique, unusual, extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably compensated by damages in an action at law. Employee understands and acknowledges that, in addition to any and all other rights or remedies that the Employer may possess, Employer shall be entitled to injunctive and other equitable relief, without posting a bond, to prevent a breach or threatened breach of this Agreement (and/or any provision thereof) by Employee. In the event that a court of appropriate jurisdiction awards the Company injunctive or other equitable relief due to Employee's breach of the terms of this Agreement, Employee agrees that the time periods provided in Article 2.3 of this Agreement shall be tolled for the period during which Employee is in breach of the Agreement, and shall resume once Employee complies with such injunctive or other equitable relief.

                IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as an instrument under seal at Norcross, Georgia on this __ day of ______, 2007.


EMPLOYER:                                               EMPLOYEE:


BRIDGELINE SOFTWARE, INC.




By: _______________________________              _______________________________
    Thomas L. Massie                             Erez M. Katz
    President & CEO


    Address: ______________________              Address: ______________________

    _______________________________              _______________________________

                                 EXHIBIT 2.4(b)
                                 --------------

                    Employee's Personal Intellectual Property


None.

                                   EXHIBIT 3.2
                                   -----------

     EREZ KATZ, INCENTIVE BONUS COMPUTATION

     1. ONE-HALF ($12,500) OF THE BONUS SHALL BE BASED UPON THE ACHIEVEMENT OF QUARTERLY GROSS PROFIT OBJECTIVES SET FORTH BELOW:

-------------------------- -----------------------------------------------------
QUARTER ENDING             GROSS PROFIT OBJECTIVES FOR ATLANTA BUSINESS UNIT
-------------------------- -----------------------------------------------------
MARCH 31, 2007             $560,000*
-------------------------- -----------------------------------------------------
JUNE 30, 2007              $570,000*
-------------------------- -----------------------------------------------------
SEPTEMBER 30, 2007         $580,000
-------------------------- -----------------------------------------------------
DECEMBER 31, 2007          $590,000
-------------------------- -----------------------------------------------------


     2. ONE-HALF ($12,500) OF THE BONUS SHALL BE BASED UPON THE ACHIEVEMENT OF QUARTERLY OPERATING INCOME OBJECTIVES SET FORTH BELOW:

-------------------------- -----------------------------------------------------
QUARTER ENDING             OPERATING INCOME OBJECTIVES FOR ATLANTA BUSINESS UNIT
-------------------------- -----------------------------------------------------
MARCH 31, 2007             $250,000*
-------------------------- -----------------------------------------------------
JUNE 30, 2007              $260,000*
-------------------------- -----------------------------------------------------
SEPTEMBER 30, 2007         $270,000
-------------------------- -----------------------------------------------------
DECEMBER 31, 2007          $280,000
-------------------------- -----------------------------------------------------


* BONUS TO BE PAID IRRESPECTIVE OF WHETHER OBJECTIVES HAVE BEEN SATISFIED.

"GROSS PROFIT" SHALL BE CALCULATED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES CONSISTENTLY APPLIED ("GAAP").

"OPERATING INCOME" SHALL BE CALCULATED IN ACCORDANCE WITH GAAP, HAVING TAKEN INTO ACCOUNT DEDUCTIONS FOR CORPORATE, GENERAL, ADMINISTRATIVE AND MARKETING EXPENSES ALLOCATED TO THE ATLANTA BUSINESS UNIT ON THE SAME BASIS AS ALL OTHER OPERATING UNITS OF THE EMPLOYER; PROVIDED, HOWEVER, THAT SUCH EXPENSES CANNOT EXCEED TWELVE PERCENT (12%) OF THE ATLANTA BUSINESS UNIT'S GROSS REVENUES.

     3. ALL BONUS PAYMENTS SHALL BE MADE ON OR BEFORE THE 45TH DAY AFTER THE END OF EACH FISCAL QUARTER DURING THE TERM OF THIS AGREEMENT.



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